Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

BLUE SPHERE CORPORATION

A Nevada Corporation

ARTICLE 1

 STOCKHOLDERS

Section 1

Annual Meeting.   Annual meetings of the stockholders of Blue Sphere Corporation (the “Corporation”), shall be held on the day and at the time as may be set by the Board of Directors of the Corporation (the “Board of Directors”) from time to time, at which annual meeting the stockholders shall elect by vote a class of directors to the Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2

Special Meetings.   Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 3

Place of Meetings.   All annual meetings of the stockholders shall be held at the registered office of the Corporation or at such other place within or outside the State of Nevada as the Board of Directors shall determine. Special meetings of the stockholders may be held at such time and place within or outside the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 4

Quorum; Adjourned Meetings.   The holders of at least one third (33.3%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

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Section 5

Voting.   Each stockholder of record of the Corporation holding stock which is entitled to vote at a meeting shall be entitled at each meeting of stockholders to one vote for each share of stock standing in their name on the books of the Corporation. Upon the demand of any stockholder, the vote for members of the Board of Directors and the vote upon any question before the meeting shall be by ballot.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect members of the Board of Directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 6

Proxies.   At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Section 7

Action - Without Meeting.   Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

Section 8

Advance Notice of Stockholder Nominations and Proposals. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or (iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 8. In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the "Proposing Stockholder") must have given timely notice thereof pursuant to the requirements for notice in this Section 8, as applicable, in writing to the Secretary even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors. To be timely, a Proposing Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation: (x) not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred and twentieth (120th) day in advance of the anniversary of the previous year's annual meeting if such meeting is to be held on a day which is not more than thirty (30) days in advance of the anniversary of the previous year's annual meeting or not later than seventy (70) days after the anniversary of the previous year's annual meeting; and (y) with respect to any other annual meeting of stockholders, the close of business on the tenth (10th) day following the date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). “Public Disclosure” means a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

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Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors under this Article I, a Proposing Stockholder's notice to the Secretary shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) as to the Proposing Stockholder: (A) the name and address of the Proposing Stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder's notice, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder's notice by, or on behalf of, the Proposing Stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder or any of its affiliates or associates with respect to shares of stock of the Corporation, (E) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder's notice to the Secretary shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (iii) the information required in this Section 8 above. The foregoing notice requirements shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under Section 14(a) of the Exchange Act, and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

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Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (x) by or at the direction of the Board of Directors or any committee thereof or stockholders pursuant to these Bylaws or (y) provided that the Board of Directors or stockholders pursuant to these Bylaws has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 8 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 8. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder's notice required by this Section 8 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day prior to such special meeting and not earlier than the close of business on the later of the one hundred and twentieth (120th) day prior to such special meeting or the tenth (10th) day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

Effect of Noncompliance. Notwithstanding anything in these Bylaws to the contrary: (i) no nominations shall be made or business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 8, and (ii) unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting pursuant to this Section 8 does not provide the information required under this Section 8 to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation. The requirements of this Section 8 shall apply to any business or nominations to be brought before an annual meeting by a stockholder whether such business or nominations are to be included in the Corporation's proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation. The requirements of this Section 8 are included to provide the Corporation notice of a stockholder’s intention to bring business or nominations before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before an annual meeting.

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ARTICLE 2

DIRECTORS

Section 1

Management of Corporation.   The business of the Corporation shall be managed by, or under the direction of, its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2

Number and Classes of Directors. The total number of directors constituting the entire board of directors of the corporation shall not be less than one nor more than seven, with the then-authorized number of directors fixed from time to time by the Board of Directors. The Board of Directors shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.

Tenure of Directors. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the Corporation's first annual meeting of stockholders following the effectiveness of this provision; each director initially appointed to Class II shall serve for an initial term expiring at the Corporation's second annual meeting of stockholders following the effectiveness of this provision; and each director initially appointed to Class III shall serve for an initial term expiring at the Corporation's third annual meeting of stockholders following the effectiveness of this provision; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director's earlier death, resignation or removal.

Section 3

Vacancies.   A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any directors or class of directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

Vacancies in the Board of Directors including those caused by an increase in the number of directors, may be filled by a majority of the remaining Board of Directors, though not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next election of the class for which such director shall have been chosen at an annual or a special meeting of the stockholders.

If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

Removal. The holders of two-thirds of the outstanding shares of stock entitled to vote in any annual election of directors or class of directors may, at any time, peremptorily terminate the term of office of all or any of the members of the Board of Directors by vote at a meeting called for such purpose or by a written statement filed with the Secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously.

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No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 4

Annual and Regular Meetings.   Regular meetings of the Board of Directors shall be held at any place within or outside the State which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. In the absence of such designation, regular meetings shall be held at the registered office of the Corporation. Special meetings of the Board of Directors may be held either at a place so designated or at the registered office.

Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 5

First Meeting.   The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the Board of Directors in order to legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 6

Special Meetings.   Special meetings of the Board of Directors may be called by the Chairman or the President or by any Vice President or by any two directors.

Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail, facsimile transmission, electronic mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or if such address is not readily ascertainable, at the place in which the meetings of the Board of Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least five (5) days prior to the time of the holding of the meeting. In case such notice is hand delivered, faxed or emailed as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, faxing, emailing or delivery as above provided shall be due, legal and personal notice to such director.

Section 7

Business of Meetings.   The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though held at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

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Section 8

Quorum, Adjourned Meetings.   A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board of Directors shall be as valid and effective in all respects as if passed by the Board of Directors in regular meeting.

A quorum of the Board of Directors may adjourn any meeting of the Board of Directors to meet again at a stated day and hour-provided, however, that in the absence of a quorum, a majority of the directors present at any meeting of the Board of Directors, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors.

Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

Section 9

Committees.   The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees of the Board of Directors, each committee to consist of at least one or more of the members of the Board of Directors which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 10

Action Without Meeting.   Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

Section 11

Special Compensation.   The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

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ARTICLE 3

 NOTICES

Section 1

Notice of Meetings.   Notices of meetings of stockholders shall be in writing and signed by the President or a Vice President or the Secretary or an Assistant Secretary or by such other person or persons as the Board of Directors shall designate. Such notice shall state the purpose or purposes for which the meeting of stockholders is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be delivered personally to, sent by facsimile transmission or electronic mail or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a Corporation or association, or to any member of a partnership shall constitute delivery of such notice to such Corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2

Effect of Irregularly Called Meetings.   Whenever all parties entitled to vote at any meeting, whether of the Board of Directors or stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if they had been approved at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting, and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 3

Waiver of Notice.   Whenever any notice is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 4

OFFICERS

Section 1

Election.   The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer, none of whom need be directors of the Corporation. Any person may hold two or more offices. The Board of Directors may appoint a Chairman of the Board of Directors, Vice Chairman of the Board of Directors, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

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Section 2

Chairman of the Board.   The Chairman of the Board of Directors shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 3

Vice Chairman of the Board.   The Vice Chairman of the Board of Directors shall, in the absence or disability of the Chairman of the Board of Directors, perform the duties and exercise the powers of the Chairman of the Board of Directors and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 4

President.   The President shall be the Chief Executive Officer of the Corporation and shall have active management of the business of the Corporation.

Section 5

Vice President.   The Vice President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. The Vice President shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents. The duties and powers of the President shall descend to the Vice Presidents in such specified order of seniority.

Section 6

Secretary.   The Secretary shall act under the direction of the President. Subject to the direction of the President, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. The Secretary shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

Section 7

Assistant Secretaries.   The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

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Section 8

Treasurer.   The Treasurer shall act under the direction of the President. Subject to the direction of the President, the Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer’s office and for the restoration to the Corporation, in case of Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 9

Assistant Treasurers.   The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 10

Compensation.   The salaries and compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 11

Removal; Resignation.   The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

ARTICLE 5

CAPITAL STOCK

Section 1

Certificates.   Every stockholder shall be entitled to have a certificate signed by the President or Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate, which the Corporation shall issue to represent such stock.

If a certificate is signed (1) by a transfer agent other than the Corporation or its employees or (2) by a registrar other than the Corporation or its employees, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

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Section 2

Surrendered, Lost or Destroyed Certificates.   The Board of Directors may direct a certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3

Replacement Certificates.   Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it is satisfied that all provisions of the laws and regulations applicable to the Corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4

Record Date.  The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 5

Registered Owner.   The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

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ARTICLE 6

 GENERAL PROVISIONS

Section 1

Registered Office.   The registered office of this Corporation shall be in the State of Nevada.

The Corporation may also have offices at such other places both within and outside the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 2

Distributions.   Distributions upon capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

Section 3

Reserves.    Before payment of any distribution, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 4

Checks; Notes.   All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5

Fiscal Year.   The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6

Corporate Seal.   The Corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

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ARTICLE 7

 INDEMNIFICATION

Section 1

Indemnification of Officers and Directors, Employees and Other Persons.   Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

Section 2

Insurance.   The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Section 3

Further Bylaws.   The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ARTICLE 8

 AMENDMENTS

The Board of Directors, by a majority vote of the Board of Directors at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws, which shall not be amended by the Board of Directors.

ARTICLE 9

 EFFECTIVENESS

These Amended and Restated Bylaws are adopted as the bylaws of the Corporation as of June 17, 2015 and supersede, amend, and restate in their entirety the Corporation’s Bylaws in effect prior to such date.

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I, Roy Amitzur, do hereby certify that I am the duly elected and qualified Secretary of Blue Sphere Corporation (the “Corporation”), a corporation organized under the laws of the State of Nevada, and that the foregoing is a true and correct copy of the Corporation’s Amended and Restated Bylaws adopted by the Corporation’s Board of Directors on June 17, 2015.

DATED this 17th day of June, 2015.

/s/ Roy Amitzur
Roy Amitzur, Secretary

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